Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Gracell Biotechnologies Inc. of our report dated October 19, 2020 relating to the financial statements, which appears in Gracell Biotechnologies Inc.’s Registration Statement on Form F-1 (No. 333-251494).

/s/ PricewaterhouseCoopers Zhong Tian LLP

Shanghai, the People’s Republic of China

February 25, 2021